Exhibit 10.3

Exhibit A

EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT (this “Agreement”) dated as of August 30, 2007, by and between 11 GOOD ENERGY, INC., a Delaware corporation having an office at 4450 Belden Village Street NW, Suite 800, Canton, Ohio 44718 (the “Company”), and Aaron R. Harnar (“Harnar”) with an address at 4450 Belden Village Street NW, Suite 800, Canton, Ohio 44718.

WITNESSETH:

          WHEREAS, the Company desires to engage the services of Harnar as a full-time employee and Harnar desires to become a full-time employee of the Company; and

          WHEREAS, both parties desire to clarify and specify the rights and obligations which each shall have with respect to the other in connection with Harnar’s employment.

          NOW, THEREFORE, in consideration of the agreements and covenants herein set forth, the parties hereby agree as follows:

1.	Employment

Harnar hereby agrees to be employed by the Company subject to and on the terms and conditions set forth herein.

2.	Duties and Responsibilities of Harnar

The duties and responsibilities of Harnar shall be as assigned by the Board of Directors in the areas of Research and Development and general operations.

3.	Exclusivity of Service

          Harnar shall serve as a full-time employee of the Company. Harnar may not pursue other outside business interests that are not related to providing the services to the Company without its prior written consent.

4.	Compensation

          (a) In consideration for Harnar’s services to be performed under this Agreement and as compensation therefore, the Company shall pay to Harnar, in addition to all other benefits provided for in this Agreement, a base salary at the rate of Thirty Six Thousand ($36,000) Dollars per annum, (the “Harnar Base Salary”). All payments of the Harnar Base Salary shall be payable in 24 equal semi-monthly installments, less applicable with-holding taxes, or otherwise as mutually agreed to by the parties.

          (b) In addition to the Harnar Base Salary, Harnar shall be entitled to salary increases, bonuses, stock based compensation and other benefits as determined by the Company’s Board of Directors in its sole discretion.

5.	Benefits and Indemnification

                    Annually, Harnar shall be entitled to paid vacation to be taken in amounts and at times mutually and reasonably agreed upon by Harnar and the Company in addition to all other holidays established as part of the Company’s standard practices.

6.	Health Insurance or Benefits.

Harnar shall be entitled to health, hospitalization and participation in a 401(k) plan as a full-time employee of the Company to the same extent as other paid full-time employees of the Company.

7.	Term of Employment

The term of Harnar’s employment hereunder shall be from the date hereof for a period of five (5) years (the “Term”), unless terminated prior thereto in accordance with Section 8 hereof.

8.	Termination

                    (a) Termination. Notwithstanding the terms of this Agreement, the Company may terminate this Agreement for cause (“Cause”) in the event (i) of Harnar’s commission of an act involving fraud, embezzlement, or theft against the property or personnel of the Company, (ii) Harnar shall be convicted of, or plead nolo contendere to a felony or engages in other criminal conduct that could reasonably be expected to have a material adverse affect on the business, assets, properties, prospects, results of operations or financial condition of the Company; or (iii) Harnar fails to follow the reasonable directions of the Company’s Board of Directors, Chief Executive Officer or the President of the Company.

                    (b) Death or Disability. The Company may terminate this Agreement upon the disability or death of Harnar by giving written notice to Harnar. In the case of disability, such termination will become effective immediately upon the giving of such notice unless otherwise specified by the Company. For purposes of this Section 8(b), “disability” shall mean that for a period of more than two consecutive months in any 12-month period Harnar is unable to perform the essential functions of his position because of physical, mental or emotional incapacity resulting from injury, sickness or disease. Upon any such termination, the Company shall be relieved of all its obligations under this Agreement, except for payment of the Harnar Base Salary earned and unpaid through the effective date of termination. Nothing in this provision is intended to violate state or federal laws.

9.	Violation of Other Agreements and Authority

Harnar represents and warrants to the Company that he is legally able to enter into this Agreement; that he is not prohibited by the terms of any agreement, understanding or policy from entering into this Agreement; that the terms hereof will not and do not violate or contravene the terms of any agreement, understanding or policy to which Harnar is or may be a party, or by which Harnar may be bound; that Harnar is under no physical or mental disability that would materially interfere with the performance of his duties under this Agreement. Harnar agrees that it is a material inducement to the Company that Harnar make the foregoing representations and warranties and that they be true in all material respects.

10.	Company Authority Relative to this Agreement

The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of the Company has duly authorized the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated on its part by this Agreement, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or for the Company to consummate the transactions contemplated by it. The Company has duly executed and delivered this Agreement and it is a valid and binding Agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy or insolvency laws affecting creditors’ rights generally and to general principles of equity.

11.	Notices

          Any and all notices, demands or requests required or permitted to be given under this Agreement shall be given in writing and sent, by registered or certified U.S. mail, return receipt requested, by hand, or by overnight courier, addressed to the parties hereto at their addresses set forth above or such other addresses as they may from time-to-time designate by written notice, given in accordance with the terms of this Section.

12.	Waivers

          No waiver by any party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

13.	Preservation of Intent

          Should any provision of this Agreement be determined by a court having jurisdiction in the premises to be illegal or in conflict with any laws of any state or jurisdiction or otherwise unenforceable, the Company and Harnar agree that such provision shall be modified to the extent legally possible so that the intent of this Agreement may be legally carried out.

14.	Entire Agreement

          This Agreement sets forth the entire and only agreement or understanding between the parties relating to the subject matter hereof and supersedes and cancels all previous agreements, negotiations, letters of intent, correspondence, commitments and representations in respect thereof among them, and no party shall be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this Agreement except as provided in this Agreement.

15.	Inurement; Assignment

          The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon any successor of the Company or to the business of the Company, subject to the provisions hereof. Neither this Agreement nor any rights or obligations of Harnar hereunder shall be transferable or assignable by Harnar.

16.	Amendment

This Agreement may not be amended in any respect except by an instrument in writing signed by the parties hereto.

17.	Headings

The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

18.	Counterparts

          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. If a party signs this Agreement and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.

19.	Governing Law

This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Ohio, without giving reference to principles of conflict of laws.

20.	Arbitration

          Should any dispute arise as to the interpretation of any term or provision of this Agreement, the issue shall be decided by arbitration. The arbitration proceeding shall be conducted in Canton, Ohio under the applicable rules of the American

Arbitration Association. If such organization ceases to exist, the arbitration shall be conducted by its successor, or by a similar arbitration organization, at the time a demand for arbitration is made. The decision of the arbitrator shall be final and binding on both parties. The prevailing party shall be entitled to recover from the other party its or his own expenses for the arbitrator’s fee, attorney’s fees, expert testimony, and for other expenses of presenting its or his case. Other arbitration costs, including fees for records or transcripts, shall be borne equally by the parties.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

11 GOOD ENERGY, INC.

By:	/S/ Frederick C. Berndt	/S/ Aaron R. Harnar

Frederick C. Berndt, CEO		Aaron R. Harnar